Exhibit 99.1

Alkermes Contacts:
For Investors: Rebecca Peterson, +1 781 609 6378
For Media: Jennifer Snyder, +1 781 609 6166

ALKERMES PLC REPORTS FINANCIAL RESULTS FOR THE PERIODS ENDED
DEC. 31, 2013 AND PROVIDES FINANCIAL EXPECTATIONS FOR 2014

—  Achieved Record Revenues of $596 Million
and Non-GAAP Diluted EPS of $1.19 for Calendar 2013 —

—  Expects Pivotal Data for Aripiprazole Lauroxil in First Half of 2014 —

DUBLIN, Ireland, Feb. 27, 2014 — Alkermes plc (NASDAQ: ALKS) today reported financial results for the three- and nine-month periods ended Dec. 31, 2013, reflecting the company’s transition to a Dec. 31 fiscal year-end. The company also provided financial expectations for 2014.

“Our financial results were ahead of expectations and driven by the robust performance of our key commercial portfolio, particularly our atypical antipsychotic franchise and VIVITROL®. This commercial business serves as a flywheel to fund investment in our late-stage development pipeline, while continuing to generate substantial cash flows,” commented James Frates, Chief Financial Officer of Alkermes. “Our expectations for 2014 reflect our investment in key initiatives to drive future growth — advancing our late-stage pipeline and preparations for the launch of aripiprazole lauroxil.”

“We made tremendous progress in building our business in 2013, demonstrating the financial strength of our commercial portfolio and expanding and advancing our late-stage pipeline of new medicines. Entering 2014, we control what we believe is one of the most exciting CNS pipelines in the pharmaceutical industry and expect to reach major milestones during the year,” said Richard Pops, Chief Executive Officer of Alkermes. “We expect results from the aripiprazole lauroxil phase 3 study in the first half of the year and, if positive, the NDA submission thereafter. In addition, we expect to initiate the phase 3 program for ALKS 5461, advance the phase 2 program for ALKS 3831 and introduce two additional product candidates into the clinic this year.”

Quarter Ended Dec. 31, 2013 Highlights

•                  Total revenues for the quarter grew 14% to $154.5 million from $135.9 million for the same period in the prior year.

•                  Non-GAAP net income was $39.9 million, or a non-GAAP diluted earnings per share (EPS) of $0.27 for the quarter. This compared to non-GAAP net income of $46.5 million, or a non-GAAP diluted EPS of $0.34, for the same period in the prior year and reflected increased investment in the company’s rapidly advancing late-stage pipeline and commercial infrastructure.

•                  GAAP net income was $18.1 million, or a basic GAAP EPS of $0.13 and a diluted GAAP EPS of $0.12, for the quarter. This compared to GAAP net income of $16.3 million, or a basic and diluted GAAP EPS of $0.12, for the same period in the prior year.

•                  Free cash flow was $30.0 million for the quarter, compared to $43.8 million for the same period in the prior year.

•                  At Dec. 31, 2013, Alkermes recorded cash and total investments of $450.0 million, reflecting an increase of $54.8 million from $395.2 million at Sept. 30, 2013.

•                  The company also received gross proceeds of $250.0 million related to the sale of 5,917,160 of Alkermes’ ordinary shares to Invesco Perpetual Funds through a registered direct offering, which closed on Jan. 16, 2014.

Quarter Ended Dec. 31, 2013 Financial Results

Revenues

•                  Manufacturing and royalty revenues from the company’s long-acting atypical antipsychotic franchise, RISPERDAL® CONSTA® and INVEGA® SUSTENNA®/XEPLION®, were $71.2 million, compared to $52.5 million for the same period in the prior year, representing an increase of approximately 36%.

•                  Manufacturing and royalty revenues from AMPYRA®/FAMPYRA®(1) were $18.6 million, compared to $18.4 million for the same period in the prior year.

•                  Net sales of VIVITROL were $20.6 million, compared to $15.9 million for the same period in the prior year, representing an increase of approximately 30%.

•                  Royalty revenue from BYDUREON® was $7.7 million, compared to $5.3 million for the same period in the prior year.

•                  Additionally, results for the quarter ended Dec. 31, 2013 included RITALIN LA®/FOCALIN XR® revenues of $10.6 million, VERELAN® revenues of $4.0 million and TRICOR® 145 revenues of $3.0 million. This compared to RITALIN LA/FOCALIN XR revenues of $9.8 million, VERELAN revenues of $5.4 million and TRICOR 145 revenues of $6.8 million for the same period in the prior year.

Costs and Expenses

•                  Operating expenses for the quarter ended Dec. 31, 2013 were $148.6 million, compared to $110.6 million for the same period in the prior year, reflecting increased investment in the company’s rapidly advancing development pipeline and prelaunch activities for aripiprazole lauroxil.

•                  Net tax benefit for the quarter ended Dec. 31, 2013 was $15.2 million, reflecting the release of the valuation allowance against the majority of the deferred tax assets in the U.S. This compared to a net tax expense of $4.4 million for the same period in the prior year.

Nine-Month Period Ended Dec. 31, 2013 Highlights

•                  Total revenues were $432.9 million for the nine-month period ended Dec. 31, 2013. This compared to total revenues of $412.1 million for the same nine-month period in the prior year, which included $20.0 million of intellectual property license revenue unrelated to key development programs.

•                  Non-GAAP net income was $114.5 million, or a non-GAAP diluted EPS of $0.79, for the nine-month period ended Dec. 31, 2013. This compared to non-GAAP net income of $123.2 million, or a non-GAAP diluted EPS of $0.90, for the same nine-month period in the prior year.

•                  GAAP net income was $17.6 million, or a basic GAAP EPS of $0.13 and a diluted GAAP EPS of $0.12, for the nine-month period ended Dec. 31, 2013. This compared to GAAP net income of $22.0 million, or a basic GAAP EPS of $0.17 and a diluted GAAP EPS of $0.16, for the same nine-month period in the prior year.

•                  The company generated free cash flow of $95.4 million for the nine-month period ended Dec. 31, 2013, compared to $109.3 million for the same nine-month period in the prior year.

Calendar-Year 2013 Highlights

•                  Total revenues were $596.3 million in calendar 2013, compared to total revenues of $542.6 million for calendar 2012. These results included $30.0 million and $20.0 million of intellectual property license revenue unrelated to key development programs in 2013 and 2012, respectively. Please see the tables at the end of this press release for a detailed breakdown of the revenues from our key commercial products.

•                  Non-GAAP net income was $170.7 million, or a non-GAAP diluted EPS of $1.19, for calendar 2013. This compared to non-GAAP net income of $139.7 million, or a non-GAAP diluted EPS of $1.03, for calendar 2012.

•                  GAAP net income was $20.6 million, or a basic GAAP EPS of $0.15 and a diluted GAAP EPS of $0.14, for calendar 2013. This compared to a GAAP net loss of $41.4 million, or a basic and diluted GAAP loss per share of $0.32, for calendar 2012.

•                  Free cash flow was $143.4 million for calendar 2013, compared to $117.6 million for calendar 2012.

Financial Expectations for Calendar-Year 2014

Alkermes has changed its fiscal year-end from March 31 to Dec. 31 and will be reporting on a calendar-year basis starting in 2014. A workbook with historical pro forma results by calendar-year and nine-month periods ended Dec. 31 is available in the Investors section of the company’s website at www.alkermes.com. The following outlines Alkermes’ financial expectations for calendar-year 2014. The following statements are forward-looking, and actual results may differ materially. Please see “Note Regarding Forward-Looking Statements” at the end of this press release for risks that could cause results to differ materially from these forward-looking statements.

•                  Revenues: Alkermes expects total revenues to range from $580 million to $610 million. Included in this total revenue expectation, Alkermes expects VIVITROL net sales to range from $90 million to $100 million.

•                  Cost of Goods Manufactured: The company expects cost of goods manufactured to range from $165 million to $175 million.

•                  Research and Development (R&D) Expenses: The company expects R&D expenses to range from $225 million to $245 million.

•                  Selling, General and Administrative (SG&A) Expenses: The company expects SG&A expenses to range from $190 million to $200 million.

•                  Amortization of Intangible Assets: The company expects amortization of intangibles to be approximately $60 million.

•                  Other Income (Expense), Net: The company expects other income, net to range from $10 million to $15 million, related to the sale of two buildings in Athlone.

•                  Net Interest Expense: The company expects net interest expense to range from $10 million to $15 million.

•                  Net Income Tax Expense: The company expects net income tax expense to range from $10 million to $15 million.

•                  GAAP Net Loss: The company expects a GAAP net loss in the range of $70 million to $90 million, or a basic and diluted loss per share of $0.48 to $0.61, based on a weighted average basic and diluted share count of approximately 147 million shares outstanding.

•                  Non-GAAP Net Income: The company expects non-GAAP net income to range from $65 million to $85 million, and non-GAAP diluted EPS to range from $0.41 to $0.54, based on a weighted average diluted share count of approximately 157 million shares outstanding.

•                  Capital Expenditures: The company expects capital expenditures to be approximately $35 million.

•                  Free Cash Flow: The company expects free cash flow to range from $30 million to $50 million.

Conference Call

Alkermes will host a conference call at 8:00 a.m. EST (1:00 p.m. GMT) on Thursday, Feb. 27, 2014, to discuss these financial results and provide an update on the company. The conference call may be accessed by dialing +1 888 424 8151 for U.S. callers and +1 847 585 4422 for international callers. The conference call ID number is 6037988. In addition, a replay of the conference call will be available from 10:30 a.m. EST (3:30 p.m. GMT) on Thursday, Feb. 27, 2014, through 5:00 p.m. EST (10:00 p.m. GMT) on Thursday, March 6, 2014, and may be accessed by visiting Alkermes’ website or by dialing +1 888 843 7419 for U.S. callers and +1 630 652 3042 for international callers. The replay access code is 6037988.

About Alkermes plc

Alkermes plc is a fully integrated, global biopharmaceutical company that applies its scientific expertise and proprietary technologies to develop innovative medicines that improve patient outcomes. The company has a diversified portfolio of more than 20 commercial drug products and a substantial clinical pipeline of product candidates that address central nervous system (CNS) disorders such as addiction, schizophrenia and depression. Headquartered in Dublin, Ireland, Alkermes plc has an R&D center in Waltham, Massachusetts; a research and manufacturing facility in Athlone, Ireland; and manufacturing facilities in Gainesville, Georgia and Wilmington, Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.

Non-GAAP Financial Measures

This press release includes information about certain financial measures that are not prepared in accordance with generally accepted accounting principles in the U.S. (GAAP), including non-GAAP net income, non-GAAP diluted earnings per share and free cash flow. These non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.

Management defines its non-GAAP financial measures as follows:

•                              Non-GAAP net income adjusts for one-time and non-cash charges by excluding from GAAP results: share-based compensation expense; amortization; depreciation; non-cash net interest expense; non-cash tax expense; deferred revenue; and certain other one-time or non-cash items.

•                              Free cash flow represents non-GAAP net income less capital expenditures.

Management believes that these non-GAAP financial measures, when viewed with its results under GAAP and the accompanying reconciliations, better indicate underlying trends in ongoing operations and cash flows. However, non-GAAP net income, non-GAAP diluted earnings per share and free cash flow are not measures of financial performance under GAAP and, accordingly, should not be considered as alternatives to GAAP measures as indicators of operating performance.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release.

Note Regarding Forward-Looking Statements

Certain statements set forth above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to: statements concerning future financial and operating performance, business plans or prospects; the likelihood of continued revenue growth from the company’s commercial products; the therapeutic and commercial value of the company’s products; and expectations concerning the timing and results of clinical development activities. These statements are neither promises nor guarantees and are subject to a variety of risks and uncertainties, many of which are beyond the company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements.

These risks and uncertainties include, among others: whether clinical development activities will be completed on time or at all and whether the results of such activities will be predictive of real-world results or of results in subsequent clinical trials; whether the company, and its partners, are able to continue to successfully commercialize its products; whether there will be a reduction in payment rate or reimbursement for the company’s products or an increase in the company’s financial obligations to governmental payers; the possibility of adverse decisions by the U.S. Food and Drug Administration or regulatory authorities outside the U.S. regarding the company’s products; the possibility that the company’s products may prove difficult to manufacture, be precluded from commercialization by the proprietary rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; and those risks and uncertainties described under the heading “Risk Factors” in the company’s Annual or Transition Report on Form 10-K, and in any other subsequent filings made by the company with the Securities and Exchange Commission (“SEC”) and which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The information contained in this press release is provided by the company as of the date hereof and, except as required by law, the company disclaims any intention or responsibility for updating any forward-looking information contained in this press release.

VIVITROL® is a registered trademark of Alkermes, Inc.; RISPERDAL® CONSTA®, INVEGA® SUSTENNA® and XEPLION® are registered trademarks of Johnson & Johnson Corporation; AMPYRA® and FAMPYRA® are registered trademarks of Acorda Therapeutics, Inc.; BYDUREON® is a registered trademark of Amylin Pharmaceuticals, LLC; TRICOR® is a registered trademark of Fournier Industrie et Sante Corporation; RITALIN LA® and FOCALIN XR® are registered trademarks of Novartis AG Corporation; and VERELAN® is a registered trademark of Alkermes Pharma Ireland Limited.

(1)AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg is developed and marketed in the U.S. by Acorda Therapeutics, Inc. and outside the U.S. by Biogen Idec, under a licensing agreement with Acorda Therapeutics, as FAMPYRA® (prolonged-release fampridine tablets).

(tables follow)

Alkermes plc and Subsidiaries

Selected Financial Information (Unaudited)

	Three Months	Three Months
	Ended	Ended
Condensed Consolidated Statements of Operations - GAAP	December 31,	December 31,
(In thousands, except per share data)	2013	2012
Revenues:
Manufacturing and royalty revenues	$132,680	$118,274
Product sales, net	20,609	15,917
Research and development revenues	1,189	1,718
Total Revenues	154,478	135,909
Expenses:
Cost of goods manufactured and sold	42,892	38,914
Research and development	48,716	31,319
Selling, general and administrative	44,171	29,867
Amortization of acquired intangible assets	12,856	10,549
Total Expenses	148,635	110,649
Operating Income	5,843	25,260
Other Expense, net:
Interest income	255	155
Interest expense	(3,434)	(4,703)
Other income (expense), net	210	(49)
Total Other Expense, net	(2,969)	(4,597)
Income Before Income Taxes	2,874	20,663
Income Tax (Benefit) Provision	(15,203)	4,405
Net Income — GAAP	$18,077	$16,258

Earnings Per Share:
GAAP earnings per share — basic	$0.13	$0.12
GAAP earnings per share — diluted	$0.12	$0.12
Non-GAAP earnings per share — basic	$0.29	$0.35
Non-GAAP earnings per share — diluted	$0.27	$0.34

Weighted Average Number of Ordinary Shares Outstanding:
Basic — GAAP and Non-GAAP	137,158	132,097
Diluted — GAAP and Non-GAAP	146,304	137,497

An itemized reconciliation between net income on a GAAP basis and non-GAAP net income is as follows:
Net Income — GAAP	$18,077	$16,258
Adjustments:
Amortization expense	12,856	10,549
Share-based compensation expense	10,391	8,226
Depreciation expense	10,532	8,052
Non-cash net interest expense	243	496
Non-cash taxes	(15,616)	3,373
Deferred revenue	3,381	(412)
Non-GAAP Net Income	$39,864	$46,542
Capital expenditures	(9,856)	(2,752)
Free Cash Flow	$30,008	$43,790

Alkermes plc and Subsidiaries

Selected Financial Information (Unaudited)

	Nine Months	Nine Months
	Ended	Ended
Condensed Consolidated Statements of Operations - GAAP	December 31,	December 31,
(In thousands, except per share data)	2013	2012
Revenues:
Manufacturing and royalty revenues	$371,039	$363,981
Product sales, net	57,215	43,481
Research and development revenues	4,657	4,664
Total Revenues	432,911	412,126
Expenses:
Cost of goods manufactured and sold	134,306	122,475
Research and development	128,125	104,213
Selling, general and administrative	116,558	91,079
Amortization of acquired intangible assets	38,428	31,530
Total Expenses	417,417	349,297
Operating Income	15,494	62,829
Other Expense, net:
Interest income	711	670
Interest expense	(10,379)	(37,521)
Other (expense) income, net	(429)	1,597
Total Other Expense, net	(10,097)	(35,254)
Income Before Income Taxes	5,397	27,575
Income Tax (Benefit) Provision	(12,252)	5,591
Net Income — GAAP	$17,649	$21,984

Earnings Per Share:
GAAP earnings per share — basic	$0.13	$0.17
GAAP earnings per share — diluted	$0.12	$0.16
Non-GAAP earnings per share — basic	$0.84	$0.94
Non-GAAP earnings per share — diluted	$0.79	$0.90

Weighted Average Number of Ordinary Shares Outstanding:
Basic — GAAP and Non-GAAP	135,960	131,202
Diluted — GAAP and Non-GAAP	144,961	136,216

An itemized reconciliation between net income on a GAAP basis and non-GAAP net income is as follows:
Net Income — GAAP	$17,649	$21,984
Adjustments:
Amortization expense	38,428	31,530
Share-based compensation expense	33,409	26,835
Depreciation expense	32,361	23,900
Non-cash net interest expense	778	4,116
Non-cash taxes	(12,190)	2,382
Deferred revenue	4,049	1,352
Loss on debt refinancing and repricing	—	12,129
Change in method of revenue recognition for VIVITROL product sales, net	—	(1,013)
Non-GAAP Net Income	$114,484	$123,215
Capital expenditures	(19,054)	(13,958)
Free Cash Flow	$95,430	$109,257

Alkermes plc and Subsidiaries

Selected Financial Information (Unaudited)

	Twelve Months	Twelve Months
	Ended	Ended
Condensed Consolidated Statements of Operations - GAAP	December 31,	December 31,
(In thousands, except per share data)	2013	2012
Revenues:
Manufacturing and royalty revenues	$517,958	$474,666
Product sales, net	71,841	54,495
Research and development revenues	6,534	13,438
Total Revenues	596,333	542,599
Expenses:
Cost of goods manufactured and sold	182,297	173,552
Research and development	163,925	149,403
Selling, general and administrative	151,237	125,511
Amortization of acquired intangible assets	48,750	43,172
Restructuring	12,300	—
Impairment of long-lived assets	3,346	45,800
Total Expenses	561,855	537,438
Operating Income	34,478	5,161
Other Expense, net:
Interest income	882	951
Interest expense	(21,852)	(47,613)
Other (expense) income, net	(245)	1,311
Total Other Expense, net	(21,215)	(45,351)
Income (Loss) Before Income Taxes	13,263	(40,190)
Income Tax (Benefit) Provision	(7,385)	1,183
Net Income (Loss) — GAAP	$20,648	$(41,373)

Earnings (Loss) Per Share:
GAAP earnings (loss) per share — basic	$0.15	$(0.32)
GAAP earnings (loss) per share — diluted	$0.14	$(0.32)
Non-GAAP earnings per share — basic	$1.26	$1.07
Non-GAAP earnings per share — diluted	$1.19	$1.03

Weighted Average Number of Ordinary Shares Outstanding:
Basic — GAAP	135,297	130,900
Diluted — GAAP	144,012	130,900
Basic — Non-GAAP	135,297	130,900
Diluted — Non-GAAP	144,012	135,967

An itemized reconciliation between net income (loss) on a GAAP basis and non-GAAP net income is as follows:
Net Income (Loss) — GAAP	$20,648	$(41,373)
Adjustments:
Amortization expense	48,750	43,172
Share-based compensation expense	41,290	33,918
Depreciation expense	40,360	32,891
Non-cash net interest expense	1,078	6,032
Non-cash taxes	(7,747)	(2,024)
Deferred revenue	3,171	6,195
Loss on debt refinancing and repricing	7,541	12,129
Restructuring	12,300	—
Impairment of long-lived assets	3,346	45,800
Merger-related costs	—	2,355
Severance costs	—	1,624
Change in method of revenue recognition for VIVITROL product sales, net	—	(1,013)
Non-GAAP Net Income	$170,737	$139,706
Capital expenditures	(27,313)	(22,087)
Free Cash Flow	$143,424	$117,619

Alkermes plc and Subsidiaries

Selected Financial Information (Unaudited)

Condensed Consolidated Balance Sheets	December 31,	March 31,
(In thousands)	2013	2013
Cash, cash equivalents and total investments	$449,995	$304,179
Receivables	134,154	124,620
Inventory	46,218	43,483
Prepaid expenses and other current assets	27,535	19,133
Property, plant and equipment, net	274,490	288,435
Intangible assets, net and goodwill	630,305	668,733
Other assets	14,891	21,708
Total Assets	$1,577,588	$1,470,291
Long-term debt — current portion	$6,750	$6,750
Other current liabilities	94,147	79,180
Long-term debt	357,543	362,258
Deferred revenue — long-term	12,213	8,866
Other long-term liabilities	41,749	60,863
Total shareholders’ equity	1,065,186	952,374
Total Liabilities and Shareholders’ Equity	$1,577,588	$1,470,291

Ordinary shares outstanding (in thousands)	137,793	130,177

The selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in Alkermes plc’s Transition Report on Form 10-K for the nine months ended December 31, 2013, which the company intends to file in February 2014.

Alkermes plc and Subsidiaries

Revenues for Calendar – Year 2013

	Three Months	Three Months	Three Months	Three Months	Year
	Ended	Ended	Ended	Ended	Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
(In thousands, except per share data)	2013	2013	2013	2013	2013
Revenues:
RISPERDAL CONSTA/INVEGA SUSTENNA Franchise	$45,561	$56,243	$62,632	$71,189	$235,625
AMPYRA/FAMPYRA	24,656	19,894	12,625	18,568	75,743
BYDUREON	4,789	5,353	7,006	7,681	24,829
VIVITROL	14,626	17,379	19,227	20,609	71,841
Key Commercial Product Revenues	89,632	98,869	101,490	118,047	408,038

Total Legacy Product Revenues	41,913	38,298	36,308	35,242	151,761
Intellectual Property License Revenues	30,000	—	—	—	30,000
Research and Development Revenues	1,877	1,464	2,004	1,189	6,534
Total Revenues	$163,422	$138,631	$139,802	$154,478	$596,333

Alkermes plc and Subsidiaries

Selected Quarterly Financial Data

Twelve Months Ended December 31, 2013

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2013	2013	2013	2013	2013
	(In thousands, except per share data)
Revenues:
Manufacturing and royalty revenues	$146,919	$119,788	$118,571	$132,680	$517,958
Product sales, net	14,626	17,379	19,227	20,609	71,841
Research and development revenues	1,877	1,464	2,004	1,189	6,534
Total Revenues	163,422	138,631	139,802	154,478	596,333
Expenses:
Cost of goods manufactured and sold	47,991	45,991	45,423	42,892	182,297
Research and development	35,800	33,462	45,947	48,716	163,925
Selling, general and administrative	34,679	32,933	39,454	44,171	151,237
Amortization of acquired intangible assets	10,322	12,716	12,856	12,856	48,750
Restructuring	12,300	—	—	—	12,300
Impairment of long-lived assets	3,346	—	—	—	3,346
Total Expenses	144,438	125,102	143,680	148,635	561,855
Operating Income	18,984	13,529	(3,878)	5,843	34,478
Other Expense, net	(11,118)	(3,477)	(3,651)	(2,969)	(21,215)
Income (Loss) Before Income Taxes	7,866	10,052	(7,529)	2,874	13,263
Provision (Benefit) for Income Taxes	4,867	2,718	233	(15,203)	(7,385)
Net Income (Loss)	$2,999	$7,334	$(7,762)	$18,077	$20,648

Basic Earnings (Loss) Per Share	$0.02	$0.05	$(0.06)	$0.13	$0.15
Diluted Earnings (Loss) Per Share	$0.02	$0.05	$(0.06)	$0.12	$0.14

Weighted Average Number of Ordinary Shares Outstanding
Basic	133,272	134,602	136,106	137,158	135,297
Diluted	139,677	143,369	136,106	146,304	144,012

Alkermes plc and Subsidiaries

Guidance — GAAP to Non-GAAP Adjustments

An itemized reconciliation between projected loss per share on a GAAP basis and projected earnings per share on a non-GAAP basis is as follows:

			(Loss)/Earnings
(In millions, except per share data)	Amount	Shares	Per Share
Projected Net Loss — GAAP	$(80.0)	147	$(0.54)
Adjustments:
Non-cash net interest expense	1.0
Non-cash taxes	10.0
Depreciation expense	40.0
Amortization expense	60.0
Share-based compensation expense	58.0
Gain on sale of buildings	(12.0)
Deferred revenue	(2.0)
Projected Non-GAAP Net Income	$75.0	157	$0.48

Capital expenditures	(35.0)
Projected Free Cash Flow	$40.0

Projected GAAP and non-GAAP measures reflect mid-points within ranges of estimated guidance.